Exhibit 3

BYLAWS

OF

CHINA BAK BATTERY, INC.
(as amended to reflect the name change on February 14, 2005.)

AS AMENDED AND RESTATED JANUARY 20, 2005
AS FURTHER AMENDED MAY 15, 2006

i

ii

BYLAWS

OF

CHINA BAK BATTERY, INC.
(as amended to reflect the name change on February 14, 2005.)

AS AMENDED AND RESTATED JANUARY 20, 2005
AS FURTHER AMENDED MAY 15, 2006

ARTICLE I

OFFICES

          Section 1.1 Registered  Office.  The  registered  office and registered agent of China BAK Battery,  Inc. (the  “Corporation”)  will be as from time to time set forth in the  Corporation’s  Articles of Incorporation or in any certificate filed  with the  Secretary  of  State  of the  State  of  Nevada  to amend  such information.

          Section 1.2 Other  Offices.  The  Corporation  may also have offices at such other places,  both within and without the State of Nevada, as the Board of Directors may from time to time determine or the business of the Corporation may require.

ARTICLE II

SHAREHOLDERS

          Section 2.1 Place of Meetings. All meetings of the shareholders for the election of Directors will be held at such place, within or without the State of Nevada or the United States of America, as may be fixed from time to time by the Board of Directors.  Meetings of shareholders  for any other purpose may be held at such time and  place,  within or  without  the State of Nevada or the  United States of  America,  as may be stated in the notice of the  meeting or in a duly executed waiver of notice thereof.

          Section 2.2 Annual Meeting.  An annual meeting of the shareholders will be held at such time as may be determined  by the Board of  Directors,  at which meeting the shareholders will elect a Board of Directors and transact such other business as may properly be brought before the meeting.

          Section  2.3 List of  Shareholders.  At least ten (10) days before each meeting of shareholders, a complete list of the shareholders entitled to vote at such meeting, arranged in alphabetical order, with the address of and the number of voting shares registered in the name of each, will be prepared by the officer or agent having charge of the stock  transfer  books.  Such list will be kept on file at the registered  office of the  Corporation for a period of ten (10) days prior to such meeting and will be subject to  inspection by any  shareholder  at any time during usual business  hours.  Such list will be produced and kept open at the time and place of the meeting during the whole time thereof,  and will be subject to the inspection of any shareholder who may be present.

          Section 2.4 Special Meetings. Special meetings of the shareholders, for any purpose or purposes,  unless  otherwise  prescribed  by law, the Articles of Incorporation  or these  Bylaws,  may be called by the President or the Board of Directors,  or will be called by the  President  or  Secretary at the request in writing of the holders of not less than thirty  percent  (30%) of all the shares issued, outstanding and entitled to vote. Such request will state the purpose or purposes of the proposed  meeting.  Business  transacted at all special meetings will be confined to the purposes  stated in the notice of the meeting unless all shareholders entitled to vote are present and consent.

          Section 2.5 Notice.  Written or printed notice  stating the place,  day and hour of any meeting of the  shareholders  and, in case of a special meeting, the purpose or purposes for which the meeting is called,  will be delivered  not less than ten (10) nor more than sixty (60) days before the date of the meeting, either  personally  or by mail,  by or at the  direction of the  President,  the Secretary,  or the officer or person calling the meeting, to each shareholder of record entitled to vote at the meeting. If mailed, such notice will be deemed to be  delivered  when  deposited  in the  United  States  mail,  addressed  to the shareholder  at his  address as it appears  on the stock  transfer  books of the Corporation, with postage thereon prepaid.

          Section 2.6 Quorum.  With respect to any matter, the presence in person or by proxy of the holders of thirty-three and one-third percent (33 1/3%)* of the shares entitled to vote on that matter will be necessary  and  sufficient to constitute a quorum for the  transaction  of  business  except as  otherwise  provided  by law,  the Articles of  Incorporation  or these  Bylaws.  If,  however,  such quorum is not present or  represented  at any meeting of the  shareholders,  the  shareholders entitled to vote thereat,  present in person or represented by proxy,  will have power to  adjourn  the  meeting  from time to time,  without  notice  other than announcement at the meeting,  until a quorum is present or  represented.  If the adjournment i s for more than thirty (30) days, or if after the adjournment a new  record  date is fixed  for the  adjourned  meeting,  a notice  of the  adjourned  meeting  will be given to each  shareholder  of record  entitled  to vote at the  meeting.  At such adjourned meeting at which a quorum is present or represented,  any business may be transacted that might have been transacted at the meeting as originally notified.

          Section  2.7  Voting.  When a quorum is present  at any  meeting of the Corporation’s shareholders,  the vote of the holders of a majority of the shares entitled to vote that are  actually  voted on any  question  brought  before the meeting  will be  sufficient  to  decide  such  question;  provided  that if the question  is one upon  which,  by express  provision  of law,  the  Articles  of Incorporation  or these  Bylaws,  a different  vote is  required,  such  express provision shall govern and control the decision of such question.

          Section  2.8  Method  of  Voting.   Each   outstanding   share  of  the Corporation’s capital stock,  regardless of class or series, will be entitled to one vote on each matter submitted to a vote at a meeting of shareholders, except to the extent  that the  voting  rights of the shares of any class or series are limited or denied by the  Articles  of  Incorporation,  as amended  from time to time. At any meeting of the shareholders,  every shareholder having the right to vote will be entitled to vote in person or by proxy  executed in writing by such shareholder  and  bearing  a date not more  than  six (6)  months  prior to such meeting,  unless it is  coupled  with an  interest,  or unless  such  instrument provides for a longer period,  which may not exceed 7 years from the date of its creation.  A  telegram,   telex,   cablegram  or  similar  transmission  by  the shareholder, or a photographic,  photostatic,  facsimile or similar reproduction of a writing  executed by the  shareholder,  shall be treated as an execution in writing for purposes of the preceding  sentence.  Subject to these  restrictions every properly created proxy is not revoked and shall continue in full force and effect  until  another  instrument  or  transmission  revoking  it or a properly

* Amended May 15, 2006.

created proxy bearing a later date is filed with or transmitted to the Secretary of the  Corporation.  Such  proxy  will  be  filed  with  the  Secretary  of the Corporation prior to or at the time of the meeting. Voting for Directors will be in accordance with Article III of these Bylaws. Voting on any question or in any election  may be by voice  vote or show of hands  unless the  presiding  officer orders or any shareholder demands that voting be by written ballot.

          Section 2.9 Record Date; Closing Transfer Books. The Board of Directors may fix in advance a record  date for the  purpose of  determining  shareholders entitled to notice of or to vote at a meeting of shareholders,  such record date to be not  less  than  ten (10) nor more  than  sixty  (60)  days  prior to such meeting,  or the Board of Directors may close the stock  transfer books for such purpose  for a period of not less than ten (10) nor more  than  sixty  (60) days prior to such  meeting.  In the absence of any action by the Board of Directors, the date upon which the notice of the meeting is mailed will be the record date.

          Section 2.10 Action by Consent. Except as prohibited by law, any action required or permitted by law, the Articles of  Incorporation  or these Bylaws to be  taken at a  meeting  of the  shareholders  of the  Corporation  may be taken without a meeting if a consent or consents in writing,  setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and will be delivered to the Corporation by delivery to its registered office in Nevada,  its  principal  place  of  business  or an  officer  or  agent  of  the Corporation having custody of the minute book.

ARTICLE III

BOARD OF DIRECTORS

          Section 3.1  Management.  The business  and affairs of the  Corporation will be managed by or under the  direction  of the Board of  Directors,  who may exercise  all such  powers of the  Corporation  and do all such  lawful acts and things as are not by law, the Articles of Incorporation or these Bylaws directed or required to be exercised or done by the shareholders.

          Section 3.2  Qualification;  Election;  Term.  Each  Director must be a natural  person  at  least  18 years  of age.  None of the  Directors  need be a shareholder  of the  Corporation  or a  resident  of the  State of  Nevada.  The Directors  will be  elected  by  plurality  vote at the  annual  meeting  of the shareholders,  except as hereinafter  provided,  and each Director  elected will hold office until  whichever of the  following  occurs  first:  his successor is elected  and  qualified,  his  resignation,  his  removal  from  office  by  the shareholders or his death.

          Section  3.3  Number.   The  authorized  number  of  Directors  of  the Corporation shall be not less than one (1) nor more than eight (8).

          Section 3.4 Removal.  Any Director may be removed either for or without cause at any special  meeting of  shareholders  by the  affirmative  vote of the shareholders  representing  not less than  two-thirds of the voting power of the issued and outstanding stock entitled to voting power; provided,  that notice of intention  to act upon such  matter has been given in the  notice  calling  such meeting.

          Section  3.5  Vacancies.  All  vacancies  in the  Board  of  Directors, including those caused by an increase in the number of Directors,  may be filled by a majority of the  remaining  Directors,  though  less than a quorum,  unless provided  for in the  Articles of  Incorporation.  A Director  elected to fill a vacancy will be elected for the unexpired term of his predecessor in office.

          Section  3.6 Place of  Meetings.  Meetings  of the Board of  Directors, regular or  special,  may be held at such place  within or without  the State of Nevada or the United  States of America as may be fixed from time to time by the Board of Directors.

          Section 3.7 Annual  Meeting.  The first  meeting of each newly  elected Board of Directors will be held without further notice immediately following the annual  meeting  of  shareholders  and at the same  place,  unless by  unanimous consent, the Directors then elected and serving shall change such time or place.

          Section  3.8  Regular  Meetings.  Regular  meetings  of  the  Board  of Directors  may be held without  notice at such time and place as is from time to time determined by resolution of the Board of Directors.

          Section  3.9  Special  Meetings.  Special  meetings  of  the  Board  of Directors  may be  called by the  President  on oral or  written  notice to each Director, given either personally, by telephone, by telegram or by mail; special meetings  will be called by the President or the Secretary in like manner and on like notice on the written request of at least two (2) Directors.  Except as may be otherwise  expressly  provided by law, the Articles of Incorporation or these Bylaws,  neither  the  business  to be  transacted  at, nor the  purpose of, any special meeting need be specified in a notice or waiver of notice.

          Section  3.10 Quorum.  At all  meetings of the Board of  Directors  the presence  of a  majority  of the  number of  Directors  then in  office  will be necessary and sufficient to constitute a quorum for the transaction of business, and the affirmative vote of at least a majority of the Directors  present at any meeting at which  there is a quorum  will be the act of the Board of  Directors, except  as may be  otherwise  specifically  provided  by law,  the  Articles  of Incorporation or these Bylaws.  If a quorum is not present at any meeting of the Board of Directors,  the Directors  present thereat may adjourn the meeting from time to time without  notice  other than  announcement  at the meeting,  until a quorum is present.

          Section 3.11 Interested  Directors.  No contract or transaction between the  Corporation  and one or more of its  Directors or officers,  or between the Corporation  and  any  other  corporation,  partnership,  association  or  other organization in which one or more of the Corporation’s Directors or officers are Directors  or officers or have a  financial  interest,  will be void or voidable solely for this reason,  solely because the Director or officer is present at or participates in the meeting of the Board of Directors or committee  thereof that authorizes the contract or transaction, or solely because his or their votes are counted for such purpose,  if: (i) the material facts as to his  relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee,  and the Board of Directors or committee in good faith  authorizes the contract or transaction by the affirmative  vote of a majority of the disinterested Directors, even though the disinterested Directors be less  than a  quorum,  (ii)  the  material  facts as to his  relationship  or interest and as to the contract or transaction are disclosed or are known to the shareholders  entitled  to vote  thereon,  and the  contract or  transaction  is specifically  approved  in good faith by vote of the  shareholders  or (iii) the contract  or  transaction  is fair as to the  Corporation  as of the  time it is authorized,  approved or ratified by the Board of Directors, a committee thereof or  the  shareholders.   Common  or  interested  Directors  may  be  counted  in determining  the  presence of a quorum at a meeting of the Board of Directors or of a committee that authorizes the contract or transaction.

          Section  3.12  Committees.  The Board of Directors  may, by  resolution passed by a majority of the entire  Board of  Directors,  designate  committees, each committee to consist of one (1) or more Directors of the Corporation, which committees will have such power and authority and will perform such functions as may be provided in such resolution.  Such committee or committees will have such name or names as may be  designated  by the  Board of  Directors  and will  keep regular  minutes  of their  proceedings  and  report  the  same to the  Board of Directors when required.

          Section 3.13 Action by Consent.  Any action required or permitted to be taken at any meeting of the Board of Directors or any  committee of the Board of Directors  may be taken  without  such a meeting  if a consent  or  consents  in writing,  setting forth the action so taken, is signed by all the members of the Board of Directors or such committee, as the case may be.

          Section 3.14  Compensation  of Directors.  Directors  will receive such compensation  for their  services and  reimbursement  for their  expenses as the Board of Directors, by resolution,  may establish;  provided that nothing herein contained   will  be  construed  to  preclude  any  Director  from  serving  the Corporation in any other capacity and receiving compensation therefor.

ARTICLE IV

NOTICE

          Section  4.1  Form  of  Notice.   Whenever  by  law,  the  Articles  of Incorporation  or  these  Bylaws,  notice  is to be  given  to any  Director  or shareholder, and no provision is made as to how such notice is to be given, such notice may be given: (i) in writing, by mail, postage prepaid, addressed to such Director  or  shareholder  at  such  address  as  appears  on the  books  of the Corporation or (ii) in any other method permitted by law. Any notice required or permitted to be given by mail will be deemed to be given at the time the same is deposited in the United States mail.

          Section 4.2 Waiver.  Whenever any notice is required to be given to any shareholder  or Director of the  Corporation as required by law, the Articles of Incorporation  or these Bylaws, a waiver thereof in writing signed by the person or persons  entitled to such notice,  whether before or after the time stated in such notice,  will be equivalent  to the giving of such notice.  Attendance of a shareholder or Director at a meeting will  constitute a waiver of notice of such meeting,  except  where such  shareholder  or  Director  attends for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business  on the  ground  that the  meeting  has not  been  lawfully  called  or convened.

ARTICLE V

OFFICERS AND AGENTS

          Section 5.1 In General. The officers of the Corporation will be elected by the Board of Directors and will be a President,  Secretary and Treasurer. The Board of Directors may also elect a Chairman of the Board,  Vice Chairman of the Board,  Vice Presidents,  Assistant Vice Presidents,  Assistant  Secretaries and Assistant  Treasurers.  Any  two  (2) or more  offices  may be held by the  same person.

          Section 5.2  Election.  The Board of  Directors,  at its first  meeting after each annual meeting of shareholders, will elect the officers, none of whom need be a member of the Board of Directors.

          Section 5.3 Other Officers and Agents.  The Board of Directors may also elect and appoint such other officers and agents as it deems necessary, who will be elected  and  appointed  for such  terms and will  exercise  such  powers and perform  such  duties  as may be  determined  from  time to time by the Board of Directors.

          Section 5.4  Compensation.  The compensation of all officers and agents of the  Corporation  will be fixed by the Board of Directors or any committee of the Board of Directors, if so authorized by the Board of Directors.

          Section 5.5 Term of Office and Removal. Each officer of the Corporation will hold office until his death, his resignation or removal from office, or the election and qualification of his successor, whichever occurs first. Any officer or agent  elected or appointed  by the Board of Directors  may be removed at any time, for or without cause, by the affirmative  vote of a majority of the entire Board of Directors,  but such removal will not prejudice the contract rights, if any, of the person so removed.  If the office of any officer  becomes vacant for any reason, the vacancy may be filled by the Board of Directors.

          Section 5.6 Employment and Other Contracts.  The Board of Directors may authorize  any officer or officers or agent or agents to enter into any contract or  execute  and  deliver  any  instrument  in  the  name  or on  behalf  of the Corporation,  and  such  authority  may  be  general  or  confined  to  specific instances.  The Board of  Directors  may,  when it believes  the interest of the Corporation  will  best  be  served  thereby,   authorize  executive  employment contracts that contain such terms and conditions as the Board of Directors deems appropriate.  Nothing  herein will limit the authority of the Board of Directors to authorize employment contracts for shorter terms.

          Section  5.7  Chairman  of the  Board  of  Directors.  If the  Board of Directors  has elected a Chairman of the Board,  he will preside at all meetings of the  shareholders  and  the  Board  of  Directors.  Except  where  by law the signature of the President is required, the Chairman will have the same power as the President to sign all  certificates,  contracts and other instruments of the Corporation.  During the absence or  disability of the  President,  the Chairman will exercise the powers and perform the duties of the President.

          Section  5.8  President.  The  President  will be the  Chief  Executive Officer of the  Corporation,  unless  another person is elected to serve in such capacity, and, subject to the control of the Board of Directors,  will supervise and control all of the business and affairs of the Corporation.  He will, in the absence  of  the  Chairman  of  the  Board,  preside  at  all  meetings  of  the shareholders and the Board of Directors.  The President will have all powers and perform all duties  incident to the office of President and will have such other powers and perform such other duties as the Board of Directors  may from time to time prescribe.

          Section 5.9 Vice  Presidents.  Each Vice  President will have the usual and customary  powers and perform the usual and customary duties incident to the office of Vice President, and will have such other powers and perform such other duties as the Board of Directors or any committee  thereof may from time to time prescribe  or as the  President  may from time to time  delegate  to him. In the absence or disability  of the  President  and the Chairman of the Board,  a Vice President  designated  by the  Board of  Directors,  or in the  absence  of such designation the Vice Presidents in the order of their seniority in office,  will exercise the powers and perform the duties of the President.

          Section 5.10  Secretary.  The Secretary will attend all meetings of the shareholders  and record all votes and the minutes of all  proceedings in a book to be kept for that  purpose.  The  Secretary  will  perform like duties for the Board of Directors and  committees  thereof when  required.  The Secretary  will give,  or cause to be given,  notice of all  meetings  of the  shareholders  and special  meetings of the Board of  Directors.  The  Secretary  will keep in safe custody the seal of the Corporation. The Secretary will be under the supervision of the  President.  The  Secretary  will have such other powers and perform such other duties as the Board of Directors may from time to time prescribe or as the President may from time to time delegate to him.

          Section 5.11 Assistant  Secretaries.  The Assistant  Secretaries in the order of their seniority in office,  unless otherwise determined by the Board of Directors,  will, in the absence or disability  of the  Secretary,  exercise the powers and perform the duties of the Secretary. They will have such other powers and perform such other  duties as the Board of  Directors  may from time to time prescribe or as the President may from time to time delegate to them.

          Section 5.12 Treasurer.  The Treasurer will have responsibility for the receipt and  disbursement of all corporate funds and securities,  will keep full and accurate  accounts of such receipts and  disbursements,  and will deposit or cause to be deposited all moneys and other  valuable  effects in the name and to the credit of the  Corporation in such  depositories as may be designated by the Board of Directors. The Treasurer will render to the Directors whenever they may require it an account of the operating  results and  financial  condition of the Corporation,  and will have such other  powers and perform  such other duties as the Board of Directors  may from time to time  prescribe or as the President may from time to time delegate to him.

          Section 5.13  Assistant  Treasurers.  The  Assistant  Treasurers in the order of their seniority in office,  unless otherwise determined by the Board of Directors,  will, in the absence or disability  of the  Treasurer,  exercise the powers and perform the duties of the Treasurer. They will have such other powers and perform such other  duties as the Board of  Directors  may from time to time prescribe or as the President may from time to time delegate to them.

          Section 5.14 Bonding.  The Corporation may secure a bond to protect the Corporation from loss in the event of defalcation by any of the officers,  which bond may be in such  form  and  amount  and with  such  surety  as the  Board of Directors may deem appropriate.

ARTICLE VI

CERTIFICATES REPRESENTING SHARES

          Section 6.1 Form of Certificates.  Certificates, in such form as may be determined by the Board of Directors,  representing shares to which shareholders are entitled,  will be delivered to each shareholder.  Such certificates will be consecutively  numbered and entered in the stock book of the Corporation as they are issued.  Each  certificate will state on the face thereof the holder’s name, the  number,  class of shares,  and the par value of such  shares or a statement that such shares are without par value.  They will be signed by the President or a Vice President and the Secretary or an Assistant Secretary,  and may be sealed with the seal of the Corporation or a facsimile  thereof.  If any certificate is countersigned by a transfer agent, or an assistant  transfer agent or registered by a registrar,  either of which is other than the Corporation or an employee of the Corporation, the signatures of the Corporation’s officers may be facsimiles. In case any officer or officers who have signed, or whose facsimile signature or signatures have been used on such certificate or certificates, ceases to be such officer or officers of the Corporation, whether because of death, resignation or otherwise,  before such  certificate or certificates  have been delivered by the Corporation or its agents,  such certificate or certificates may nevertheless be adopted by the  Corporation  and be issued and delivered as though the person or persons who signed such certificate or certificates or whose facsimile signature or  signatures  have been used  thereon  had not  ceased to be such  officer  or officers of the Corporation.

          Section 6.2 Lost Certificates. The Board of Directors may direct that a new certificate be issued in place of any certificate  theretofore issued by the Corporation  alleged  to have  been  lost or  destroyed,  upon the  making of an affidavit  of that fact by the person  claiming  the  certificate  to be lost or destroyed.  When  authorizing  such  issue of a new  certificate,  the  Board of Directors,  in its  discretion  and as a  condition  precedent  to the  issuance thereof,  may require the owner of such lost or  destroyed  certificate,  or his legal  representative,  to  advertise  the same in such manner as it may require and/or to give the  Corporation a bond, in such form, in such sum, and with such surety or sureties as it may direct as  indemnity  against any claim that may be made against the  Corporation  with respect to the  certificate  alleged to have been lost or destroyed.  When a certificate has been lost,  apparently destroyed or wrongfully  taken,  and the holder of record fails to notify the  Corporation within a reasonable time after such holder has notice of it, and the Corporation registers  a  transfer  of the  shares  represented  by the  certificate  before receiving such  notification,  the holder of record is precluded from making any claim against the Corporation for the transfer of a new certificate.

          Section 6.3  Transfer of Shares.  Shares of stock will be  transferable only on the books of the  Corporation by the holder thereof in person or by such holder’s duly  authorized  attorney.  Upon  surrender to the  Corporation or the transfer  agent of the  Corporation  of a certificate  representing  shares duly endorsed  or  accompanied  by  proper  evidence  of  succession,  assignment  or authority to transfer,  it will be the duty of the  Corporation  or the transfer agent of the  Corporation  to issue a new  certificate  to the  person  entitled thereto, cancel the old certificate and record the transaction upon its books.

          Section 6.4 Registered  Shareholders.  The Corporation will be entitled to treat the  holder of record of any share or shares of stock as the  holder in fact thereof and,  accordingly,  will not be bound to recognize any equitable or other  claim to or  interest  in such  share or  shares on the part of any other person,  whether  or not it has  express  or other  notice  thereof,  except  as otherwise provided by law.

ARTICLE VII

GENERAL PROVISIONS

          Section 7.1  Dividends.  Dividends upon the  outstanding  shares of the Corporation, subject to the provisions of the Articles of Incorporation, if any, may be declared  by the Board of  Directors  at any regular or special  meeting. Dividends  may be declared and paid in cash,  in  property,  or in shares of the Corporation,  subject to the  provisions  of  Chapter  78 of the Nevada  Revised Statutes and the Articles of  Incorporation.  The Board of Directors  may fix in advance a record date for the purpose of  determining  shareholders  entitled to receive payment of any dividend, such record date to be not more than sixty (60) days prior to the payment date of such  dividend,  or the Board of Directors may close the stock  transfer  books for such  purpose for a period of not more than sixty (60) days prior to the payment  date of such  dividend.  In the absence of any action by the Board of Directors, the date upon which the Board of Directors adopts the resolution declaring such dividend will be the record date.

          Section 7.2  Reserves.  There may be created by resolution of the Board of Directors out of the surplus of the  Corporation  such reserve or reserves as the Directors from time to time, in their discretion, deem proper to provide for contingencies,  or to equalize dividends,  or to repair or maintain any property of the  Corporation,  or for  such  other  purpose  as the  Directors  may  deem beneficial to the Corporation,  and the Directors may modify or abolish any such reserve in the manner in which it was created. Surplus of the Corporation to the extent so reserved  will not be available  for the payment of dividends or other distributions by the Corporation.

          Section 7.3 Telephone and Similar Meetings. Shareholders, Directors and committee  members may  participate  in and hold meetings by means of conference telephone or similar communications equipment by which all persons participating in the  meeting  can hear  each  other.  Participation  in such a  meeting  will constitute presence in person at the meeting, except where a person participates in the meeting for the express  purpose of  objecting,  at the  beginning of the meeting,  to the  transaction of any business on the ground that the meeting had not been lawfully called or convened.

          Section 7.4 Books and Records.  The  Corporation  will keep correct and complete  books and  records of account and  minutes of the  proceedings  of its shareholders and Board of Directors,  and will keep at its registered  office or principal  place  of  business,  or at the  office  of  its  transfer  agent  or registrar,  a record of its shareholders,  giving the names and addresses of all shareholders and the number and class of the shares held by each.

          Section 7.5 Fiscal  Year.  The fiscal year of the  Corporation  will be fixed by resolution of the Board of Directors.

          Section 7.6 Seal. The Corporation may have a seal, and such seal may be used by  causing  it or a  facsimile  thereof  to be  impressed  or  affixed  or reproduced or otherwise.  Any officer of the Corporation  will have authority to affix the seal to any document requiring it.

          Section  7.7  Indemnification.   The  Corporation  will  indemnify  its Directors  to the  fullest  extent  permitted  by the  Chapter  78 of the Nevada Revised  Statutes  and may,  if and to the  extent  authorized  by the  Board of Directors,  so indemnify its officers and any other person whom it has the power to indemnify against liability, reasonable expense or other matter whatsoever.

          Section 7.8  Insurance.  The  Corporation  may at the discretion of the Board of Directors  purchase and maintain insurance on behalf of the Corporation and any person whom it has the power to indemnify  pursuant to law, the Articles of Incorporation, these Bylaws or otherwise.

          Section 7.9 Resignation.  Any Director,  officer or agent may resign by giving written notice to the President or the Secretary.  Such  resignation will take effect at the time specified therein or immediately if no time is specified therein.  Unless otherwise specified therein, the acceptance of such resignation will not be necessary to make it effective.

          Section 7.10 Amendment of Bylaws. These Bylaws may be altered,  amended or  repealed  at any  meeting  of the  Board of  Directors  at which a quorum is present,  by the affirmative vote of a majority of the Directors present at such meeting.

          Section  7.11 Invalid  Provisions.  If any part of these Bylaws is held invalid or inoperative for any reason,  the remaining  parts, so far as possible and reasonable, will be valid and operative.

          Section 7.12  Relation to Articles of  Incorporation.  These Bylaws are subject to, and governed by, the Articles of Incorporation.